CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Paladin Long Short Fund (“the Fund”), a series of shares of the Hanna Investment Trust, and to the use of our report dated November 22, 2011 on the statement of assets and liabilities as of November 17, 2011.  Such financial statement appears in the Fund's Statement of Additional Information.

                                                                           BBD, LLP

Philadelphia, Pennsylvania
November 22, 2011